UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BioSig Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BioSig Technologies Supplements Clarification on Recent Schedule 14A Filing. Closing of Merger with Streamex Exchange Corporation Not Affected

September 02, 2025

Proposal No. 1 (The Acquisition Proposal) to be adjourned pending final NASDAQ approval; Company operations, financings and closing of the merger transaction remain not impacted

LOS ANGELES and VANCOUVER, British Columbia, Sept. 02, 2025 (GLOBE NEWSWIRE) — BioSig Technologies, Inc. (“BioSig” or the “Company”), which recently merged with Streamex Exchange Corporation (“Streamex”) (NASDAQ: BSGM), today provided an update regarding the status of the merger and related proxy materials.

The merger transaction closed on May 28, 2025, under the previously executed Share Purchase Agreement. As part of this transaction, 19.99% of BioSig shares are already issuable to Streamex shareholders, with the remaining issuances pending Nasdaq approval.

In connection with the Company’s Schedule 14A filings, the Board of Directors has determined that, due to pending Nasdaq approval, Proposal No. 1 (the Acquisition Proposal) will not be acted upon at the September 5, 2025, Special Meeting and will instead be adjourned to a later date to be announced by the Company at the Special Meeting.

While the merger with Streamex has already been consummated, the issuance of the remaining shares requires formal stockholder approval, which will be obtained at the reconvened Special Meeting.

Importantly, the removal of Proposal No. 1 from the proxy does not impact:

●	The closing of the merger;

●	The timing of closings of the Company’s financings; or

●	The operations of the Company.

All other proposals outlined in the Company’s definitive proxy statement will proceed as planned at the September 5, 2025 Special Meeting.

About Streamex

Streamex is an RWA tokenization company building Institutional grade infrastructure to bring the gold and commodities market on chain, enabled by a gold denominated treasury and tokenization technology powering the modern commodities market. Streamex is a wholly owned subsidiary of BioSig Technologies, Inc.

About BioSig Technologies

BioSig Technologies, Inc. is a medical device technology company with an advanced digital signal processing technology platform, the PURE EP™ Platform that delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether we will be able to realize the benefits of the acquisition of Streamex, whether shareholder approval of the acquisition will be obtained, and whether we will be able to maintain compliance with Nasdaq’s listing criteria in connection with the acquisition and otherwise. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in forward-looking statements, see our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025. We assume no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contacts

BioSig/Streamex Press & Investor Relations:

Adele Carey

Alliance Advisors Investor Relations

acarey@allianceadvisors.com

Henry McPhie

CEO of BioSig, Co-Founder of Streamex

contact@Streamex.com

https://www.streamex.com/

https://x.com/streamex

Source: BioSig Technologies, Inc.

Released September 2, 2025